Exhibit Exhibit (s)

Calculation of Filing Fees Table

Form N-2

(Form Type)

First Trust Energy Income and Growth Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security type	Security class title	Fee calculation or carry forward rule	Amount registered	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee rate	Amount of registration fee	Carry forward form type	Carry forward file number	Carry forward initial effective date	Filing fee previously paid in connection with unsold securities to be carried forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares	__			__
Fees Previously Paid	Equity	Common Shares	457(r)	1,000(1)	$23.12	$23,120	.0001212
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$23,120		$2.80
	Total Fees Previously Paid							$3.00
	Total Fee Offsets							---
	Net Fee Due							$0

(1)       Shares previously registered on January 21, 2020 on Registrant’s Registration Statement on Form N-2 (333-235984).